REGISTRATION RIGHTS AGREEMENT
                       -----------------------------

                  This REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into as of February 27, 1998, by and among RCN Corporation, a Delaware corporation (together with its permitted successors and assigns, the "Company"), and the persons whose signatures appear on the execution pages of this Agreement (the "Stockholders").

                  This Agreement is made pursuant to the Agreement and Plan of Merger by and among the Company, UltraNet Acquisition Corporation and UltraNet Communications, Inc. dated as of January 21, 1998 and amended as of February 27, 1998 (the "Merger Agreement"), pursuant to which the Stockholders will receive shares of Common Stock (as defined below) of the Company.

                  The parties hereto, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be bound hereby, agree as follows:

            1.      Definitions.

                  As used in this Agreement, the following terms shall have the following meanings:

                  Affiliate means, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control" when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  Business Day means any day that is not a Saturday, a Sunday or a legal holiday on which banking institutions in the State of New York are not required to be open.

                  Common Stock means the Common Stock, par value $1.00 per share, of the Company, or any other shares of capital stock of the Company into which such stock shall be reclassified or changed (by operation of law or otherwise). If the Common Stock has been so reclassified or changed, or if the Company pays a dividend or makes a distribution on its Common Stock in shares of capital stock, or subdivides (or combines) its outstanding shares of Common Stock into a greater (or smaller) number of shares of Common Stock, a share of Common Stock shall be deemed to be such number of shares of capital stock and amount of other securities to which a holder of a share of Common Stock outstanding immediately prior to such reclassification, exchange, dividend, distribution, subdivision or combination would be entitled.

                  Delay Period:  See Section 2(b) hereof.

                  holder means a Stockholder who continues to hold Registrable Shares.

                  person means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  Prospectus means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Shares covered by such Registration Statement and all other amendments and supplements to the prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

                  Registrable Shares means the shares of Common Stock issued to the Stockholders pursuant to the Merger Agreement, until in the case of any such share (i) it has been effectively registered under Section 5 of the Securities Act and disposed of pursuant to an effective registration statement under the Securities Act, (ii) it has been transferred other than pursuant to Rule "4(1-1/2)" (or any similar private transfer exemption) under the Securities Act or (iii) it may be transferred by a holder without registration pursuant to Rule 144 under the Securities Act or any successor rule without regard to the volume limitation contained in such rule. Notwithstanding the foregoing, the shares of Common Stock set forth under the signature line for a Stockholder as "Lockup Shares" shall not become Registrable Shares (i) in the case of Geoffrey Schultz or Marcia J. Misiorski until the first anniversary of the Effective Time (as defined in the Merger Agreement) and (ii) in the case of all other Stockholders until the earlier of the first anniversary of the Effective Time or, with respect to registration under Section 4, the date the Company receives an opinion of Skadden, Arps, Slate, Meagher & Flom LLP that final regulations which are applicable to the Merger and the Merger Consideration have been issued which eliminate any concern that disposition of shares registrable pursuant hereto could have any effect on the qualification of the Merger under Section 368(a) of the Code.

                  Registration Statement means any registration statement of the Company that covers any of the Registrable Shares pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

                  SEC means the Securities and Exchange Commission.

                  Securities Act means the Securities Act of 1933, as amended.

                  Shelf Registration:  See Section 2(a) hereof.

                  Stockholders:  See the introductory clauses hereof.

                  Underwritten registration or underwritten offering means a registration in which securities of the Company are resold to or through one or more underwriters for reoffering or sale to the public.

            2.    Shelf Registration.

                  (a) The Company, within 60 days of the Effective Time, shall file with, and shall use its reasonable best efforts to cause to be declared effective by the SEC, a Registration Statement under the Securities Act relating to the Registrable Shares, which Registration Statement shall provide for the sale by the holders thereof of the Registrable Shares (including, without limitation, "Lockup Shares" which are not as of the date of this Agreement Registrable Shares, but which later become Registrable Shares) from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (a "Shelf Registration").

                  (b) The Company agrees to use its best efforts to keep the Registration Statement filed pursuant to this Section 2 continuously effective and usable for the resale of Registrable Shares (including, without limitation, "Lockup Shares" which are not as of the date of this Agreement Registrable Shares, but which later become Registrable Shares) for a period ending on the earlier of (i) three years from the Effective Time and (ii) the first date on which all the Registrable Shares covered by such Shelf Registration (including, without limitation, "Lockup Shares" which are not as of the date of this Agreement Registrable Shares, but which later become Registrable Shares) have been sold pursuant to such Registration Statement.
The foregoing notwithstanding, the Company shall have the right in its sole discretion, based on any valid business purpose (including without limitation to avoid the disclosure of any corporate development that the Company is not otherwise obligated to disclose or to coordinate such distribution with other shareholders that have registration rights with respect to any securities of the Company or with other distributions of the Company (whether for the account of the Company or otherwise)), to suspend the use of the Registration Statement for a reasonable length of time (a "Delay Period") and from time to time; provided, that (i) the aggregate number of days in all Delay Periods occurring in any period of twelve consecutive months shall not exceed 90 and
(ii) the Company shall not have the right to commence any Delay Period prior to the 30th day after the date on which the Registration Statement described in
Section 2(a) above is declared effective by the SEC. The Company shall provide written notice to each holder of Registrable Shares covered by each Shelf Registration of the beginning and end of each Delay Period and such holders shall cease all disposition efforts with respect to Registrable Shares held by them immediately upon receipt of notice of the beginning of any Delay Period. The three year time period for which the Company is required to maintain the effectiveness of the Registration Statement shall be extended by the aggregate number of days of all Delay Periods and such three year period or the extension thereof required by the preceding sentence is hereafter referred to as the "Effectiveness Period."

                  (c) The Company may, in its sole discretion, include other securities in such Shelf Registration (whether for the account of the Company or otherwise, including without limitation any securities of the Company held by security holders, if any, who have piggyback registration rights with respect thereto) or otherwise combine the offering of the Registrable Shares with any offering of other securities of the Company (whether for the account of the Company or otherwise).

            3.    Hold-Back Agreement.

                  Each holder of Registrable Shares agrees, if such holder is requested by an underwriter in an underwritten offering for the Company (whether for the account of the Company or otherwise), not to effect any public sale or distribution of any of the Company's equity securities, including a sale pursuant to Rule 144 (except as part of such underwritten registration), during the 10-day period prior to, and during the 80-day period beginning on, the closing date of such underwritten offering; provided, that neither the Company nor any underwriter may request a holder not to effect any such sales or distributions prior to the 30th day after the date on which the Registration Statement described in Section 2(a) above is declared effective by the SEC.

            4.    Piggy-back Registration.

                       4.1 Request for Registration. If at any time the Company proposes to register under the Securities Act an offering of Common Stock or any other class of its equity securities, then, as promptly as possible (but in no event later than twenty Business Days prior to the filing of the registration statement relating to such offering), the Company shall give to the Stockholders a written notice describing in detail the proposed registration (including the intended method of distribution and the jurisdictions in which registration under the securities or blue sky laws is intended). Within fifteen Business Days after receipt of such notice, a Stockholder shall notify the Company of the number of Registrable Shares, if any, that such Stockholder wishes to have included in such registration statement. The Company will use its reasonable best efforts to effect the registration under the Securities Act of the number of Registrable Shares that shall have requested, to the extent required to permit the disposition of such Registrable Shares upon the same terms (including the method of distribution), as any other shares of Common Stock to be included in such offering. The registration of the Registrable Shares so effected by the Company pursuant to this Section 4.1 is referred to herein as a "Piggy-back Registration."

                       4.2 Underwritten Offerings. If the securities proposed to be registered by the Company pursuant to Section 4.1 are to be disposed of in an underwritten public offering, the notice of the Company's intention to effect such registration shall designate the proposed managing underwriters of such offering (which shall be one or more underwriting firms of recognized national standing) and shall contain the Company's agreement to use its best efforts to arrange for such underwriters to include in such underwriting any Registrable Shares that the Stockholders request the Company to register pursuant to Section 4.1. Notwithstanding the foregoing, if the managing underwriter of the offering delivers a written statement to the Stockholders that the total amount of securities that the Company, the Stockholders and any other person intend to include in such offering is sufficiently large so as materially and adversely to affect the distribution thereof, then the managing underwriter of such offering shall limit the amount of securities included in the offering so as to eliminate such material and adverse effect by reducing (prior to any reduction in the number of Shares to be offered by the Company) on a pro-rata basis (measured by the number of shares of Common Stock that each of the Stockholders and any other person intended to be included in the registration statement) the number of shares that each of the Stockholders and any other person shall have the right to include in such offering. In the event that the underwriters for the offering do not or will not agree to purchase the Registrable Shares that the Stockholders seek to sell, the Stockholders may procure additional underwriters to purchase such Registrable Shares, provided that the additional underwriters are reasonably acceptable to the Company and the other underwriters.

                       4.3 Exceptions. Notwithstanding the provisions of Section 4.1, the Company (i) shall not be required to give notice or effect a Piggy-back Registration if the Company's proposed registration is
(a) a registration of an employee stock ownership, stock option, stock purchase or other employee incentive plan or arrangement adopted in the ordinary course of business on Form S-8 (or any successor form) or (b) a registration of securities on Form S-4 (or any successor form) proposed to be issued in exchange for securities or assets of, or in connection with a merger or consolidation with, another corporation; or (ii) may withdraw, without the consent of the Stockholders, a registration statement that the Company had filed as contemplated by Section 4.1 and abandon the proposed offering in which the Stockholders had requested to participate.

                       4.4 Effect of Piggy-back Registration. No Piggy-back Registration effected by the Company shall relieve the Company from its obligations to effect any Shelf Registration.

            5.    General Provisions.

                       5.1 Registration Procedures. If and whenever the Company is required to effect a Shelf Registration or a Piggy-back Registration, the Company shall:

                                                (i)  (a) promptly (but in no
                                 event later than thirty days following the Effective Time or delivery of the request for Piggy-back Registration, as the case may be, prepare and file with the Commission a registration statement with respect to such Registrable Shares and use its best efforts to cause such registration statement to become effective; and (b) furnish to the Stockholders prior to the filing of such registration statement copies of drafts and final conformed versions of such registration statement as is proposed to be filed;

                                                (ii)  (a) promptly prepare
                                 and file with the Commission such amendments, post-effective amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the rules, regulations or instructions of the registration form utilized by the Company, the Securities Act and the rules and regulations thereunder with respect to the disposition of all Registrable Shares and other securities covered by such registration statement, in the case of a Shelf Registration, as set forth in Section 2(b), and, in the case of a Piggy-back Registration, until the earlier of the 180th day following the date on which such registration statement becomes effective or such time as the Shareholders shall have disposed of all such Registrable Shares in accordance with the intended methods of disposition; provided, however, notwithstanding the foregoing of this Section 5.1(ii)(a), in all events the Company shall keep the registration statement effective as required by the Securities Act; (b) promptly furnish to the Stockholders prior to the filing thereof a copy of any amendment, post-effective amendment or supplement to such registration statement or prospectus; and (c) not file any such amendment, post-effective amendment or supplement to which the Stockholders shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or of the rules and regulations thereunder;

                                               (iii)  promptly prior to the
                                 filing of any document that is to be
                                 incorporated by reference into the
                                 registration statement or the prospectus
                                 (after initial filing of the registration statement), provide copies of such documents to counsel for the Stockholders, make the Company's representatives available for discussion of such document and in good faith consider such changes in such document prior to the filing thereof as counsel for the Stockholders may reasonably request;

                                                (iv)  immediately notify the
                                 Stockholders and confirm such advice in
                                 writing (a) when or if the prospectus or any prospectus supplement or post-effective amendment has been filed, and with respect to the registration statement or any post-effective amendment, when the same has become effective; (b) of any request by the Commission for amendments or supplements to the registration statement or the prospectus or for additional information; (c) of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose; (d) of the receipt by the Company of any notification with respect to the suspension of the qualification of Registrable Shares for sale in any jurisdiction or the initiation or threat of any proceeding for such purpose; and (e) of the existence of any fact that makes any statement made in the registration statement, the prospectus or any document incorporated therein by reference untrue or that requires the making of any changes in the registration statement, the prospectus or any document incorporated therein by reference to make the statements therein not misleading;

                                                (v) if any fact contemplated
                                 by clause (iv)(e) above shall exist, promptly
                                 (a) prepare and file a supplement or
                                 post-effective amendment to the registration statement or the related prospectus or any document incorporated therein by reference or
                                 (b) file any required document so that, as thereafter delivered to the purchasers of Registrable Shares, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

                                                (vi)  use its reasonable best
                                 efforts to obtain the withdrawal of any order suspending the effectiveness of the registration statement at the earliest possible moment;

                                               (vii)  otherwise use its
                                 best efforts to comply with all applicable rules and regulations of the Commission and make available to its securities holders, as soon as reasonably practicable, an earnings statement that satisfies the provisions of Section 11(a) of the Securities Act and covers the period beginning with the first month of the first fiscal quarter after the effective date of the registration statement and ending between twelve months and eighteen months thereafter;

                                              (viii)  cooperate with the
                                 selling holders of Registrable Securities and the underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the underwriters may reasonably request at least two (2) Business Days prior to any sale of Registrable Securities to the underwriters;

                                                (ix)  not later than the
                                 effective date of the Registration Statement, provide a CUSIP number for all Registrable Securities and provide the applicable transfer agent with printed certificates or instruments for the Registrable Securities which are in a form eligible for deposit with Depositary Trust Company and otherwise meeting the requirements of any securities exchange on which such Registrable Securities are listed; and

                                                (x)  cooperate and assist in
                                 any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter (including any "qualified independent underwriter" that is required to be retained in accordance with the rules and regulations of the NASD).

                  In determining any time period hereunder, any day for which a stop order is in effect or has been initiated as contemplated by clause
(iv)(c) above or any day on which any fact contemplated by clause (iv)(e) above exists shall not be counted, and the period shall correspondingly be extended by the number of such noncounted days.

                       5.2 Blue Sky Qualification. The Company shall use its best efforts to cause the Registrable Shares that are the subject of a Shelf Registration or a Piggy-back Registration to be qualified for sale under the securities or blue sky laws of such jurisdictions as the Stockholders may reasonably request and shall cause such registration or qualification to remain in effect in such jurisdictions during the time periods set forth in Section 5.1(ii)(a). The Company shall do any and all other acts and things that may be necessary or advisable to enable the Stockholders to consummate the disposition of Registrable Shares in such jurisdictions, provided that the Company shall not be required to qualify to do business in any state by reason of this Section 5.2.

                       5.3 Copies Provided. The Company shall furnish to the Stockholders the number of copies of the applicable registration statement and of each amendment and supplement thereto (in each case, including all exhibits), the number of copies of the prospectus contained in such registration statement (including each preliminary prospectus) in conformity with the requirements of the Securities Act, such documents, if any, incorporated by reference in such registration statement or prospectus and any other documents that the Stockholders may reasonably request to facilitate the disposition of the Registrable Shares.

                       5.4 Requested Information. The registration rights granted to the Stockholders by this Agreement are subject to the condition that the Stockholders shall provide the Company with information about the Registrable Shares to be sold including the plans for the proposed disposition thereof, and other information that is necessary, in the reasonable opinion of counsel for the Company, to enable the Company to include in a registration statement all material facts required to be disclosed with respect to the offering.

                       5.5    Opinion of Counsel; Comfort Letter.  If
the Company files a registration statement pursuant to Section 2 or 4 herein, the Company shall furnish the Stockholders with (a) an opinion of the Company's counsel to the effect that the registration statement complies as to form with the Securities Act and any other securities or blue sky laws that the Stockholders requests pursuant to Section 5.2 hereof and that such counsel has no knowledge or reason to know of any material misstatement or omission in the registration statement and (b) a "comfort" letter signed by the independent public accountants that have certified the Company's financial statements included in such registration statement covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and with respect to events subsequent to the date of such financial statements, as are customarily covered in accountants' letters delivered to underwriters in underwritten public offerings of securities.
Each of the opinion of counsel and the "comfort" letter referred to above shall be dated the effective date of the registration statement (and if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement).

                       5.6 Participation in Underwritten Registration. The Stockholders may not participate in any underwritten registration under
Section 4 of this Agreement unless the Stockholders (i) agrees to sell its Registrable Shares on the basis provided in any underwriting arrangements entered into by the Company and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

                       5.7 Listing. The Company shall cause all Registrable Shares covered by any registration statement to be listed on each securities exchange on which similar securities issued by the Company are listed.

            6. Registration Expenses. The Company shall pay all expenses arising from or incident to the performance of, or compliance with, this Agreement, including without limitation: (i) all registration, filing, listing and NASDAQ fees; (ii) all fees and expenses incurred in complying with securities or blue sky laws; (iii) all printing, messenger and delivery expenses; (iv) all fees and disbursements of counsel and accountants for the Company, including the expenses of any "comfort" letters; and (v) all of the internal expenses incurred by the Company, including, without limitation, salaries and expenses of officers and employees performing legal and accounting duties, expenses of conducting the annual audit of the Company's financial statements by its independent accountants, costs in obtaining liability insurance on behalf of the Company, its officers and directors, and the reasonable fees and expenses of any special experts retained in connection with any registration statement pursuant to the terms of this Agreement, regardless of whether such registration statement is declared effective, provided that the Stockholders will be responsible for underwriters discounts, selling commissions and fees and disbursements of counsel for the Stockholders with respect to the Registrable Shares being sold.

            7.         Indemnification and Contribution.

                       7.1 Indemnification by the Company. In connection with each Shelf Registration or Piggy-back Registration effected by the Company hereby, the Company will indemnify and hold harmless the Stockholders, their officers and directors, each underwriter of the securities registered, and each person who controls, within the meaning of
Section 15 of the Securities Act, the Stockholders or any underwriter against any and all losses, claims, damages, liabilities or expenses to which they or any of them may become subject under the Securities Act or any other statute or common law, including any amount paid in settlement of any commenced or threatened litigation (collectively, the "Damages"), insofar as any such Damages arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus (as amended or supplemented) or any preliminary prospectus or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made. The Company shall not be bound by the indemnification provision of the preceding sentence with respect to the Stockholders or any underwriter if such Damages arise solely out of or are based upon any untrue statement or alleged untrue statement, or any omission or alleged omission that was made in reliance upon and in conformity with information furnished in writing to the Company by the Stockholders or such underwriter, as the case may be, for use in connection with the preparation of the registration statement, any preliminary prospectus, any prospectus contained in the registration statement, or any such amendment thereof or supplement thereto. In addition, the indemnification provided in this
Section 7.1 shall not inure to the benefit of any underwriter from whom the person asserting any such Damages purchased the securities that are the subject hereof (or to the benefit of any person controlling such underwriter), if the underwriter failed to send or give a copy of the final prospectus or any such amendment thereof or supplement thereto, whichever is most recent, to such person at or prior to the written confirmation of the sale of the securities to such person.

                       7.2 Indemnification by the Stockholders. In connection with each Shelf Registration or Piggy-back Registration effected by the Company hereby, each Stockholder on whose behalf Registrable Securities shall have been registered agrees, to the extent permitted by applicable law, severally and not jointly, to indemnify and hold harmless the Company, each person, if any, who controls, within the meaning of Section 15 of the Securities Act, the Company, its directors and its officers against all Damages based upon or arising out of any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus (as amended or supplemented) or any preliminary prospectus or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, only if such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by such selling holder of Registrable Securities for use in connection with the registration statement or any posteffective amendment thereof or any preliminary prospectus or prospectus contained in such registration statement or any such amendment thereof or supplement thereto. Notwithstanding the foregoing, with respect to a Piggy-back Registration, the indemnification provided in this Section 7.2 shall not inure to the benefit of the Company, each person, if any, who controls, within the meaning of Section 15 of the Securities Act, the Company, its directors and its officers, if the person asserting any such Damages did not receive from the Company or the underwriter or underwriters of the offering as designated according to Section 4.2 herein (but not the underwriter selected by the Stockholders as contemplated by the last sentence of Section 4.2) a copy of the final prospectus or any such amendment thereof or supplement thereto, whichever is most recent, at or prior to the written confirmation of the sale of the securities by such underwriter or underwriters to such person. In no event shall the aggregate liability of any selling holder of Registrable Securities for indemnification under this Section 7.2 and contribution under
Section 7.4 be greater in amount than the dollar amount of the proceeds received by such holder upon the sale of the Registrable Securities giving rise to such indemnification and contribution obligation.

                       7.3    Notice of Claim Triggering an Indemnity;
Waiver. Promptly after the receipt of notice of the commencement of any action, proceeding, claim or investigation or other similar event against any party entitled to indemnity under Section 7.1 or 7.2 (an "Indemnified Party") in respect of which indemnity may be sought from any other party (an "Indemnifying Party") on account of an indemnity agreement contained in Section
7.1 or 7.2 (an action triggering the liability under Section 7.1 or 7.2, an "Action"), the Indemnified Party will notify the Indemnifying Party in writing of the commencement thereof. The failure of any Indemnified Party to notify an Indemnifying Party of any Action shall not relieve the Indemnifying Party from any liability in respect of such Action, unless and to the extent the failure to provide prompt notice materially prejudices the Indemnifying Party in its ability to defend against or settle such Action. In addition, any failure to give such notice shall not relieve the Indemnifying Party from any other liability that it may have to the Indemnified Party. If any Action is brought against any Indemnified Party and the Indemnified Party notifies an Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled to participate therein and to assume the defense of the Action (the "Assumed Action") with counsel satisfactory to the Indemnified Party, provided that the Indemnifying Party promptly notifies in writing the Indemnified Party of its election to assume the defense of the Action and acknowledges in writing that the claim in question is one for which the Indemnifying Party is obligated to indemnify the Indemnified Party. Upon receipt by the Indemnified Party of this written notice and acknowledgement, the Indemnifying Party will not be liable to the Indemnified Party for any legal or other expenses that the Indemnified Party subsequently incurs in connection with the Assumed Action, other than reasonable costs of investigation; however, if the Indemnified Party has a reasonable basis to believe and does in fact believe that its interests in such Assumed Action conflict with those of the Indemnifying Party, then the Indemnified Party may so notify the Indemnifying Party and the Indemnifying Party will remain liable to the Indemnified Party for all legal or other expenses that the Indemnified Party incurs in connection with the Assumed Action. The Indemnifying Party may not compromise or settle any Assumed Action without the prior written consent of the Indemnified Party, unless such settlement or compromise releases and forever holds harmless the Indemnified Party from all Damages and any culpability in connection with or arising out of the Assumed Action. The Indemnified Party may not compromise or settle any Action without the prior written consent of the Indemnifying Party, which may not unreasonably withhold its consent.

                       7.4 Contribution. To provide for contribution in circumstances in which the indemnification provided for in Section 7.1 or
7.2 is for any reason held to be unavailable from the Indemnifying Party, after deducting any contribution received by either the Company or any selling holder of Registrable Securities, including from persons who control, within the meaning of Section 15 of the Securities Act, either of the Company or any selling holder of Registrable Securities, officers of the Company who signed the registration statement, and directors of either of them who may also be liable for contribution, the Company and the selling holders of Registrable Securities shall each contribute to the aggregate Damages of the nature contemplated by the indemnification provisions set forth in Sections 7.1 and 7.2 herein (including any investigation, legal, and other expenses incurred in connection with and any amount paid in settlement of any action, suit, proceeding or asserted claims) to which either the Company or the selling holders of Registrable Securities may be subject. The Company and the Stockholders each shall contribute an amount that shall reflect the relative fault of the parties in connection with the statement or omission that resulted in such Damages. In no event shall the aggregate liability of any selling holder of Registrable Securities for indemnification under Section 7.2 and contribution under this Section 7.4 be greater in amount than the dollar amount of the proceeds received by such holder upon the sale of the Registrable Securities giving rise to such indemnification and contribution obligation. The relative fault of a party shall be determined by reference to whether any matter in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such party. The amount paid or payable by a party as a result of the Damages referred to above shall be deemed to include, subject to the limitations set forth in Section 7.3 hereof, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

                  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7.4 were determined by pro rata allocation or by any other method of allocation that does not take into account the considerations referred to in the immediately preceding paragraph. Notwithstanding the foregoing provisions of this Section 7.4, in accordance with Section 11(f) of the Securities Act, no person guilty of fraudulent misrepresentation shall be entitled to obtain contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this
Section 7.4, each person, if any, who controls, within the meaning of Section 15 of the Securities Act, the Company or the selling holder of Registrable Securities, each officer of the Company who shall have signed the registration statement, and each director of the Company or the selling holder of Registrable Securities shall have the same rights to contribution as the Company or the selling holder of Registrable Securities, subject in each case to the provisions of the preceding sentence.

            8.         Filing Requirements: Rule 144.  The Company covenants
                  that it will file any reports required to be filed by it under the Exchange Act, and the rules and regulations adopted by the Commission thereunder and that it shall take such further action as the Stockholders may reasonably request, to the extent required from time to time to enable the Stockholders to sell Registrable Shares without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the Commission. Upon the Stockholder's request, the Company shall deliver to the Stockholders a written statement as to whether it has complied with such requirements.

            9.         Representations and Warranties Relating to Registrable
                  Shares. Each Stockholder severally and not jointly, represents and warrants as follows (provided that nothing contained in this Section 9 shall affect in any way the obligation of the Company pursuant hereto to file and maintain the effectiveness of a registration statement with respect to the Registrable Shares as provided herein):

                  (a) Investment Intent. The Stockholder is acquiring the Registrable Shares for such Stockholder's own account, for investment and not with a view to, nor for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act.

                  (b) Shares Not Registered. Such Stockholder understands and acknowledges that the sale of the Registrable Shares pursuant to the Merger will not be registered under the Securities Act on the grounds that the offering and sale of securities are exempt from registration under the Securities Act, and that Company's reliance upon such exemptions is predicated upon such Stockholder's representations set forth in this Agreement. Such Stockholder acknowledges and understands that the Registrable Shares must be held indefinitely unless such securities are registered under the Securities Act or an exemption from such registration and such qualification is available.

                  (c) No Transfer. Such Stockholder covenants that in no event will it dispose of any of the Registrable Shares (other than in conjunction with an effective registration statement for the Registrable Shares under the Securities Act or in compliance with Rule 144 promulgated under the Securities Act) unless and until (i) such Stockholder shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, such Stockholder shall have furnished the Company with an opinion of counsel reasonably satisfactory in form and substance to the Company to the effect that (x) such disposition will not require registration under the Securities Act and (y) appropriate action necessary for compliance with the Securities Act and any other applicable state, local or foreign law has been taken. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144.

                  (d) Permitted Transfers. Notwithstanding the provisions of subsection (c) above, no registration statement or opinion of counsel shall be necessary for a transfer by a Stockholder to one or more partners or departing partners of a Stockholder (in the case of a Stockholder that is a partnership), or to one or more members or departing members of a Stockholder (in the case of a Stockholder that is a limited liability company) or to an affiliated corporation (in the case of a Stockholder that is a corporation), or to one or more affiliated partnerships managed by such Stockholder, or to the estate of any such partner or member or former partner or member, or the transfer by gift, will or intestate succession of any partner or member or former partner or member, or the transfer by gift, will or intestate succession of any partner or member to his spouse or lineal descendants or ancestors, if the transferee agrees in writing to be bound by the terms of this Agreement to the same extent as if he were an original Stockholder hereunder.

                  (e) Knowledge and Experience. Such Stockholder (i) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its prospective investment in the Registrable Shares; (ii) has the ability to bear the economic risks of such Registrable Share's prospective investment; (iii) has been furnished with and has had access to such information as it has considered necessary to make a determination as to the purchase of the information supplied; (iv) has had all questions which have been asked by it satisfactorily answered by the Company; and (v) has not been offered the Registrable Shares by any form of advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or any seminar or meeting to which persons in attendance have been invited by any such media.

                  (f) Not Organized to Purchase. Such Stockholder has not been organized for the purpose of purchasing the Registrable Shares.

                  (g) Holding Requirements. Such Stockholder understands that if the Company does not have a registration statement covering the securities with the SEC (or a filing pursuant to the exemption from registration under Regulation A of the Securities Act covering the Stockholder) under the Securities Act in effect when such Stockholder desires to sell the securities, such Stockholder may be required to hold the Registrable Shares for an indeterminate period. Such Stockholder also understands that any sale of the Registrable Shares that might be made by such Seller in reliance upon Rule 144 under the Securities Act may be made only in limited amounts in accordance with the terms and conditions of that rule.

                  (h) Legends. Each certificate representing the Registrable Shares may be endorsed with the following legend:

            THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("THE ACT") AND ARE "RESTRICTED SECURITIES" AS DEFINED IN RULE 144 PROMULGATED UNDER THE ACT. THE SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE OR OTHERWISE DISTRIBUTED EXCEPT (i) IN CONJUNCTION WITH AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE ACT OR (ii) IN COMPLIANCE WITH RULE 144, OR
            (iii), WITH LIMITED EXCEPTIONS AGREED TO BY THE COMPANY, PURSUANT TO AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION OR COMPLIANCE IS NOT REQUIRED AS TO SAID SALE, OFFER OR DISTRIBUTION.

                  (i) Removal of Legend and Transfer Restrictions. Any legend endorsed on a certificate pursuant to subsection (h) and the stop transfer instructions with respect to such legended Registrable Shares shall be removed, and the Company shall issue a certificate without such legend to the holder if such Registrable Shares of such Registrable Shares are registered under the Securities Act and a prospectus meeting the requirements of Section 10 of the Securities Act is available or if such holder satisfies the requirements of Rule 144(k) and, where reasonably deemed necessary by the Company, the holder of the Registrable Shares provides the Company with an opinion of counsel for such holder, reasonably satisfactory to the Company, to the effect that (i) such holder meets the requirements of Rule 144(k) or (ii) a public sale, transfer or assignment of such Registrable Shares may be made without registration.

                  (j) Rule 144. Such Stockholder is aware that the SEC has adopted Rule 144, which was promulgated under the Securities Act and permits limited public resales of securities acquired in a nonpublic offering, subject to the satisfaction of certain conditions. Such Stockholder understands that those conditions include, among other things: the availability of certain current public information about the issuer and the resale occurring not less than one (1) year after the party has purchased and paid for the securities to be sold.

            10.     Miscellaneous.

                       10.1 No Inconsistent Agreements. The Company shall not enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Stockholders in this Agreement.

                       10.2   Amendments and Waivers.  Except as
otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof shall not have any legal effect, unless any of the above is approved, agreed to or made in writing by a majority of the holders of Registrable Securities and the Company.

                       10.3   Notices.  Any notice or other
communication required or that may be given hereunder shall be in writing and shall be deemed given (i) when delivered personally; (ii) if sent by telecopy or like transmission, upon a receipt of transmittal confirmation; or (iii) if sent by Federal Express, Express Mail, or similar overnight courier service to the parties at the addresses set forth below, on the next business day.

                  Mailed notices should be addressed as follows:

                                    (a)   If to the Company, to:

                        RCN Corporation
                        105 Carnegie Center
                        Princeton, New Jersey 08540

                                    (b)   If to the Stockholder, at the most
                        current address given to the Company in accordance with the provisions of this Section 8.3, which address initially is with respect to each Stockholder, the address set forth on the signature papers hereto.

                       10.4 Successors and Assigns. The rights and obligations created by this Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties. The rights and obligations of the parties hereunder may not be assigned, except by operation of law or as otherwise provided herein.

                       10.5   Counterparts.  This Agreement may be
executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                       10.6 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                       10.7   Governing Law.  This Agreement shall be
governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed wholly within such State.

                       10.8   Severability. In the event that any one
or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the Stockholders shall be enforceable to the fullest extent permitted by law.

                       10.9   Entire Agreement.  This Agreement is
intended by the parties as a final expression of their agreement and constitutes a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                    RCN CORPORATION


                                    By
                                       ---------------------------------
                                       Name:
                                       Title:


                                    STOCKHOLDER:




                                    ------------------------------------
                                    Name:



                                    Address for
                                    Notice:


                                    Number of
                                    Shares:


                                    Lockup
                                    Shares: